                            STOCK EXCHANGE AGREEMENT

                                     AMONG

                      MILLER & BENSON INTERNATIONAL, LTD.

                                      AND

                        DIGITAL TECHNOLOGIES GROUP, INC.

                                      AND

                                  SHAREHOLDERS

                                       OF

                        DIGITAL TECHNOLOGIES GROUP, INC.
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                            STOCK EXCHANGE AGREEMENT

        This Stock Exchange Agreement ("Agreement") dated as of June 28, 1996, by and between MILLER & BENSON INTERNATIONAL, LTD., a Delaware corporation, and/or its successor ("M&B") and DIGITAL TECHNOLOGIES GROUP, INC., a Delaware corporation, and/or its successor ("DTGI") and COMMUNICATION SERVICES INTERNATIONAL, INC. and LIONS HOLDING COMPANY, being all of the shareholders of DTGI who own at least ten percent (10%) of the outstanding common stock of DTGI as of the date of this Agreement (collectively, the "Shareholders").

        WHEREAS, the Shareholders own approximately 90% of the issued and outstanding capital stock of DTGI (the "DTGI Common Stock"); and

        WHEREAS, the Shareholders desire to transfer to M&B, and M&B desires to acquire from the Shareholders, and all other DTGI shareholders, as set forth in Schedule A attached hereto and made a part hereof by this reference (collectively, the "DTGI Securityholders"), all of the DTGI Securityholders' DTGI Common Stock in exchange for capital stock of M&B ("M&B Common Stock"); and

        WHEREAS, the parties hereto intend that the issuance of the shares of M&B Common Stock in exchange for the DTGI Common Stock, shall qualify as a "tax free" exchange as contemplated by the provisions of Sections 351 and 368(a)
(1)(B) of the Internal Revenue Code of 1988.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   SECTION 1

                        ISSUANCE AND TRANSFER OF SHARES

        1.1 Issuance and Transfer. Upon the terms and subject to the conditions set forth in this Agreement, at the "Closing" on the "Closing Date" (as hereinafter defined), the DTGI Securityholders shall sell, assign, convey, transfer, and deliver to M&B, and M&B shall purchase and receive from the DTGI Securityholders all of their shares of DTGI Common Stock, constituting all of the issued and outstanding DTGI Common Stock as set forth opposite each such DTGI Securityholder's name on Schedule A. In consideration for the transfer of such shares of DTGI Common Stock to M&B, M&B shall issue to the DTGI Securityholders, and their assigns, in exchange for all of the DTGI Common Stock, 4,401,127 shares of authorized and newly issued M&B Common Stock to such DTGI Securityholders, and their assigns, as set forth on Schedule B. The aggregate of 4,401,127 shares of Common Stock of M&B to be issued is after a one for one hundred reverse stock split (the "Reverse Stock Split"). No fractional shares shall be issued.


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        1.2 Total Shares to be Issued and Outstanding. Upon the Closing Date,
the total number of shares to be issued and outstanding of M&B, including shares issued to DTGI shareholders shall be 5,401,127 shares.


                                   SECTION 2

                              CLOSING; TERMINATION

        2.1 Closing. Subject to the fulfillment or waiver of the conditions precedent set forth in Sections 7 and 8 hereof, the Closing shall take place on the Closing Date at the offices of William B. Barnett, Esq., 15233 Ventura Blvd., Suite 1110, Sherman Oaks, California 91403, at 10:00 A.M., local time, or at such other time on the Closing Date as the parties hereto may mutually agree in writing.

        2.2 Closing Date. The Closing Date shall be July 30, 1996, or such later date upon which DTGI and the Shareholders and M&B may mutually agree in writing. If the Closing shall not have taken place on or prior to August 30, 1996, this Agreement shall terminate upon written notice of such termination given by either party not then in material default. Upon such termination, the parties shall be released from all obligations or liabilities arising hereunder except for (a) liabilities arising out of pre-termination breaches hereof and
(b) obligations arising under Section 9.4 hereof.

        2.3 Filings; Cooperation.

        (a) Prior to the Closing the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Sections 7 and 8 below.

        (b) On and after the Closing Date, M&B and DTGI and the Shareholders shall, on request with and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


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                                   SECTION 3

            DTGI'S AND SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES

        3.1     DTGI's Representations and Warranties. Set forth in this
Section 3.1 are certain representations and warranties by DTGI to M&B which together with the representations and warranties made by all Shareholders as set forth in Section 3.2, shall constitute all of the representations and warranties by DTGI and Shareholders or any of them, with respect to DTGI and the transactions covered by this Agreement.

        (a) Organization and Good Standing. The Articles of Incorporation of DTGI and all Amendments thereto as presently in effect, certified by the Secretary of State of Delaware, and the Bylaws of DTGI as presently in effect, certified by the President and Secretary of DTGI, have been delivered to M&B and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

        (b) Capitalization. DTGI's authorized capital stock consists of 30,000,000 shares consisting of 25,000,000 shares of Common Stock, $0.01 par value (defined as "DTGI Common Stock"), of which 4,230,001 shares are issued and outstanding and 5,000,000 shares of Preferred stock, $0.01 par value, none of which are issued or outstanding. No other equity securities, convertible debt, options, warrants or other rights to purchase equity securities of DTGI are authorized, issued or outstanding. In addition, other than $20,313.00, including interest, in Secured Promissory Notes as set forth in Schedule C attached hereto, no convertible debt obligations of DTGI are authorized, issued or outstanding.

        (c) Subsidiaries. DTGI has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

        (d) Financial Statements. DTGI will furnish to M&B its audited financial statements as of December 31, 1995, all reported on by Jay J. Shapiro, certified public accountant, the unaudited balance sheet of DTGI as of June 30, 1996, and the related statement of operations for the six months then ended, prepared by DTGI management. All such interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of DTGI at June 30, 1996. Other than changes in the usual and ordinary conduct of the business since June 30, 1996, there have been, and at the Closing Date there will be, no material changes in such financial statements.

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        (e)     Litigation.   Except as disclosed in Schedule 3.1(e), there are
no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against DTGI or its properties. Except as disclosed in Schedule 3.1(e), there are no actions, suits or proceedings pending, or, to the knowledge of the Shareholders threatened, against or affecting DTGI, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of DTGI which might result in any material adverse change in the operations or financial condition of DTGI, or which might prevent or materially impede the consummation of the transactions under this Agreement.

        (f) Compliance with Laws. The operations and affairs of DTGI do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of DTGI.

        (g) Absence of Certain Changes. Except as set froth on Schedule 3.1(g), or otherwise disclosed in writing to M&B, since June 30, 1996, (a) DTGI has not entered into any material transaction; (b) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of DTGI as shown on DTGI's balance sheet at the date contained in DTGI's financial statements, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities; (c) there has been no damage to, destruction or loss of any of the properties or assets of DTGI (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of DTGI; (d) DTGI has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock or issued any shares of its capital stock; (e) there has been no material change, except in the ordinary course of business, in the contingent obligations of DTGI by way of guaranty, endorsement, indemnity, warranty or otherwise; (f) there have been no loans made by DTGI to its employees, officers or employees, officers, or directors; (g) there has been no waiver or compromise by DTGI of a valuable right or of a material debt owed to it; (h) there has been no extraordinary increase in the compensation or any of DTGI's employees, officers or directors and there has been no increase in the compensation of any of DTGI's employees, officers or directors and there has been no increase in the compensation of any such employee, officer or director who earns compensation at an annual rate of more than $60,000; (i) there has been no agreement or

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commitment by DTGI to do or perform any of the acts described in this Section
3(g); and (j) there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of DTGI or to impair materially the ability of DTGI to conduct the business now being conducted.

        (h) Absence of Undisclosed Liabilities. Except as disclosed in DTGI's financial statements, DTGI did not have, as of June 30, 1996, and DTGI shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect, or otherwise) of a kind required by generally accepted accounting principles and consistent with past practice to be set forth on a financial statement or the notes thereto as of June 30, 1996, or will be as of the Closing Date, individually or in the aggregate, material to the results of operation or financial condition of DTGI.

        (i) Disclosure. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to M&B by DTGI and/or the Shareholders in connection with the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

        (j) Title to Assets. DTGI owns outright and has good and marketable title to all of such assets including, without limitation, all of its assets reflected on DTGI's December 31, 1995 audited balance sheet and June 30, 1996 unaudited balance sheet.

        (k) Tax Matters. All Federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of DTGI have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Since June 30, 1996, DTGI has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of DTGI. On the date of this Agreement, DTGI is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed in a revenue agent's report or assessed. Any tax sharing agreement among or between DTGI and any affiliate thereof shall be terminated as of the Closing Date.

        (1) Contracts. DTGI had entered into various contracts and agreements, including distribution agreements.


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All such material contracts, agreements and commitments are valid and binding on DTGI in accordance with their terms.

        (m) Books and Records. The books and records of DTGI are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving DTGI which properly should have been set forth therein and which have not been accurately so set forth.

        (n) Operating Authorities. To the best knowledge of the Shareholders, DTGI has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Since June 30, 1996, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

        3.2 Representations and Warranties of Shareholders. Set forth in this
Section 3.2 are representations and warranties made by each of the Shareholders, with respect to the transactions covered by this agreement and their respective shares of DTGI's Common Stock.

        (a) Transactional Representations.

        (i) Each Shareholder has full right, power, capacity and authority to enter into and to deliver this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Shareholders and is or will be, as the case may be, enforceable against the respective Shareholders in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

        (ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Shareholders with any of the provisions hereof or thereof will:

             (A) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other



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        instrument or obligation to which such Shareholder is a party, or by which he, she or it or any of his her or its properties or assets may be bound or affected; or

                (B) violate any order, writ, injunction or decree, or any statute, rule or regulation applicable to such Shareholder or any or his, her or its properties or assets.

        (b) Title to Stock. Each Shareholder owns, beneficially and of record, his, her or its respective shares of DTGI's Common Stock set forth opposite his, her or its respective name on Schedule A, free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature except as set forth on Schedule 3.2(b). Each Shareholder represents and warrants as to his, her or its respective shares that except as set forth on Schedule 3.2(b), there are no voting trust agreements or other contracts, agreements or arrangements restricting voting or dividend rights or transferability with respect to such shares.

        (c) Brokers; Underwriters. The Shareholders have not used the services of or entered into any agreement with, any broker, agent or finder in connection with this Agreement or the transactions contemplated hereby, nor have the Shareholders taken any action which could result in any other broker's, finder's or other fees or commission being due and payable to any party with respect to this Agreement or the transactions contemplated hereby. The Shareholders, or any of them, have not entered into any agreements, commitments, arrangements or understandings of any kind whatsoever with any broker-dealer or underwriter in connection with the transactions contemplated under this Agreement or the M&B Common Stock being acquired hereunder.

        (d)  Investment.

        (i) Each Shareholder acknowledges that the M&B Common Stock to be received in exchange for the DTGI Common Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act") or qualified under the California Securities Law of 1968, as amended (the "California Securities Law") on the ground that no distribution or public offering of the M&B Common Stock is to be effected, and that in this connection M&B is relying in part on the representations of the Transferors set forth in this Section 3.2(d).

        (ii) Each Shareholder is purchasing the Shares for his, her or its own account for investment purposes and not as nominee or agent for any other person.

        (iii) By reason of their business or financial experience or the business or financial experience of their personal


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
advisor/purchaser representative, and/or by reason of their pre-existing relationship with M&B each Shareholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in M&B, and at the present time could afford a complete loss of such investment.

        (iv) Each Shareholder or his, her or its personal advisor/purchaser representative has acquired sufficient information about M&B to reach an informed decision to acquire the M&B Common Stock.

        (v) Each DTGI Securityholder will be required at Closing to submit an agreement confirming that all shares received will be acquired for his, her or its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in a manner contrary to Section 5 of the 1933 Act or of the California Securities Law and Rules and Regulations of the California Commissioner of Corporations thereunder.

        (e) Transfer of Securities. None of the M&B Common Stock acquired pursuant to this Agreement shall be transferable except upon the conditions specified in this Section 3.2(e), which conditions are intended to insure compliance with the provisions of the 1933 Act in respect to the transfer of such Shares.

        (i) Legend. Unless and until otherwise permitted by this Section 3.2(e), each certificate or other document evidencing any of the M&B Common Stock shall be endorsed with a legend substantially in the following form:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OR COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER."

        (ii) Restrictions on Transfer. None of the M&B Common Stock shall be transferred, and M&B shall not be required to register any such transfer on the books of M&B, unless and until one of the following events shall have occurred:

                (A) M&B shall have received an opinion of counsel, in form and substance reasonably acceptable to M&B and its counsel, stating that the contemplated transfer is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder. Within five business days after delivery to M&B and


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
its counsel of such an opinion, M&B either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting for any such conclusion) or shall authorize M&B's transfer agent to make the requested transfer;

                (B) M&B shall have been furnished with a letter from the Commission in response to a written request in form and substance acceptable to counsel for M&B setting forth all of the facts and circumstances surrounding the contemplated transfer, stating that the Commission will take no action with regard to the contemplated transfer;

                (C) The shares of M&B's Common Stock are transferred pursuant to a registration statement which has been filed with the Commission and has become effective; or

                (D) The shares of M&B Common Stock are transferred pursuant to and in accordance with Rule 144 promulgated by the Commission under the 1933 Act.

        3.3 Form 8-K. DTGI agrees to file, within fifteen (15) days after the Closing, a Current Report on Form 8-K with the Securities and Exchange Commission describing this transaction and the change in control.

                                    SECTION 4

                       M&B'S REPRESENTATIONS AND WARRANTIES

        M&B represents and warrants to DTGI and Shareholders as follows:

        4.1 Organization and Good Standing. M&B is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now being conducted and as proposed to be conducted. M&B is qualified to conduct business as a foreign corporation in no other jurisdiction, and the failure to so qualify in any other jurisdiction does not materially, adversely affect the ability of M&B to carry on its business as most recently conducted. The Certificate of Incorporation of M&B and all amendments thereto as presently in effect, certified by the Secretary of State of Delaware, and the Bylaws of M&B as presently in effect, certified by the President and Secretary of M&B, have been delivered to DTGI and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

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
        4.2  Authority.

        (a) M&B has full corporate power to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions contemplated hereunder, to issue and transfer M&B Common Stock to the Shareholders and to carry out all of its obligations hereunder under corporate authority and/or the authority granted to M&B by that certain order of the United States Bankruptcy Court dated June 25, 1991. The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed in connection herewith, have been duly authorized by the Board of Directors of M&B.

        (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by M&B with any of the provisions hereof will:

        (i) violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of M&B or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which M&B is a party, or by which it or its properties or assets may be bound or affected; or

        (ii) violate any order, writ, injunction or decree, or any statute, rule, Permit, or regulation applicable to M&B or any of its properties or assets.

        4.3  Title to Stock.

        (a) The shares of M&B Common Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding M&B Common Stock are validly issued, fully paid and nonassessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of M&B Common Stock.

        (b) All of the M&B Common Stock to be issued to or transferred to the Shareholders or nominees or assigns pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature.

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
        4.4 Subsidiaries. M&B has no subsidiaries and no material investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

        4.5 Financial Statements. M&B is not providing any financial statements. The officers and directors hereby represent that, other than a tax liability owed to the State of California in the amount of approximately $50,000, and a potential claim relating to a transaction by M&B with GIMA S.p.A., an Italian Corporation ("GIMA"), in February 1992 and the subsequent abandonment of such transaction by GIMA, there are no other known liabilities or claims against M&B and there are no assets. If the tax liability to the State of California can be resolved for $5,000.00 or less, DTGI agrees to have M&B pay such amount promptly. In the event M&B does not pay such amount, Messrs. Gross and Weingarten, the President and Secretary, respectively, of M&B may pay the tax and M&B shall thereafter promptly reimburse Messrs. Gross and Weingarten for such payment.

        4.6 Absence of Undisclosed Liabilities. Except as disclosed in Section 4.6, M&B did not have, as of the Closing Date, any liabilities (secured and whether accrued, absolute, direct, indirect or otherwise) of a kind material to the results of operation or financial condition of M&B.

        4.7 Litigation. Except as disclosed in Schedule 4.7, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against M&B or its properties. Except as disclosed in Schedule 4.7, there are no actions, suits or proceedings pending, or to the knowledge of M&B, threatened, against or affecting M&B or any of its state, municipal or other governmental department, commission board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of M&B which might result in any material adverse change in the operations or financial condition of M&B, or which might prevent or materially impede the consummation of the transactions contemplated under this Agreement.

        4.8 Compliance with Laws. The operations and affairs of M&B do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of M&B.

        4.9 Brokers; Underwriters. M&B has not used the services of or entered into any agreement with, any broker, agent or finder in connection with this Agreement or the transactions contemplated hereby, nor has M&B taken any action which could result in any other broker's, finders or other fees or commission being due and payable to any party with respect to this Agreement

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
or the transactions contemplated hereby. M&B has not entered into any agreements, commitments, arrangements or understandings of any kind whatsoever with any broker-dealer or underwriter in connection with the transactions contemplated under this Agreement or the DTGI Common Stock being acquired hereunder or M&B Common Stock being issued hereunder.

        4.10 Disclosure. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to the Shareholders by M&B in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

        4.11 Title to Assets. Schedule 4.11 hereto lists all the assets which will be owned by M&B on the Closing Date.

        4.12 Tax Matters. No federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of M&B have been filed for any of the past nine (9) years through December 31, 1995. M&B has not done any business during those nine years and hereby represents that it should have no liability owing relating to the failure to file such tax returns except for annual minimum tax and related penalties and interest, if applicable.

        4.13 Contracts. Set forth on Schedule 4.13 hereto is a true and complete list of all material contracts, agreements or commitments to which commitments M&B is a party or is bound. All such material contract, agreements and commitments are valid and binding on M&B in accordance with their terms.

        4.14 Books and Records. The books and records of M&B are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving M&B which properly should have been set forth therein and which have not been accurately so set forth.

        4.15 Registration Rights. M&B has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggy-back rights.

                                   SECTION 5

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        The representations, warranties and covenants of DTGI and the Shareholders contained herein shall survive the execution and

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

delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of M&B contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.


                                   SECTION 6

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                       M&B REGARDING THE M&B COMMON STOCK

        The obligations of M&B under this Agreement in respect to the issuance and transfer of M&B Common Stock shall, at the option of M&B, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent.

        6.1 Accuracy of Representations and Warranties; Performance. All representations and warranties made by the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; the Shareholders shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing. DTGI shall have delivered to M&B an officers certificate, dated the Closing Date, to the foregoing effect.

        6.2 Consents. All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

        6.3 No Contrary Judgment. The Closing shall not violate any Permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from M&B with respect thereto.

        6.4 Closing. DTGI and the Shareholders shall deliver, or cause to be delivered, to M&B at or prior to the Closing the following documents:

        (i) Certificate(s) representing all of the DTGI Securityholders' shares of DTGI's Common Stock, which certificate(s) shall be either (A) duly endorsed in blank, or (B) accompanied by stock powers duly executed;

        (ii) The certificate referred to in Section 6.1 hereof;

                (iii) DTGI's Articles of Incorporation, certified by the Secretary of State of Delaware as of a date not more than thirty (30) days prior to the Closing Date;

                (iv) A certificate of the Secretary of State of Delaware dated not more than thirty (30) days prior to the Closing Date, as to the good standing of DTGI.

                (v) Bylaws of DTGI certified as of the Closing Date by the President and Secretary of DTGI;

                (vi) Such other documents, instruments or certificates as shall be reasonably requested by M&B or its counsel.


                                   SECTION 7

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                THE SHAREHOLDERS REGARDING THE DTGI COMMON STOCK

        The obligations of the Shareholders, and each of them, under this Agreement to sell the DTGI Common Stock shall, at the option of the Shareholder, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent.

        7.1 Accuracy of Representations and Warranties; Performance. All representations and warranties made by M&B in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; M&B shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its parts required to be performed or complied with at or prior to the Closing. M&B shall have delivered to the Shareholders a certificate, dated the Closing Date, to the foregoing effect.

        7.2 Shareholder Notification. Shareholders of M&B must be notified in accordance with Section 14(F) of the Securities Exchange Act of 1934 and Rule 14F-1 thereunder.

        7.3 Reverse Stock Split. All corporate action shall have been approved and a 100 for one reverse stock split effected so that the total issued and outstanding Common Stock of M&B shall not exceed 1,000,000 shares prior to the Closing.

        7.4 Consents. All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

        7.5 No Contrary Judgment. The Closing shall not violate any Permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from the Shareholders or DTGI with respect thereto.

        7.6 Closing. M&B shall deliver, or cause to be delivered, to the Shareholders at or prior to the Closing the following documents;

        (i) Certificates representing the shares of M&B Common Stock to be newly issued by M&B under this Agreement, which certificates shall be in the names of the Shareholders and duly executed by M&B.

        (ii) An officer's certificate signed by the President and Secretary of M&B as to such matters as the Shareholders deem necessary, including, without limitation, the matters referred to in Section 7.1 hereof;

        (iii) Evidence satisfactory to the Shareholders as to the resignation of each of the directors of M&B, effective as of the Closing Date, and the appointment of Arthur Newberger, David Kekich and Ely J. Mandell as directors of M&B immediately following the Closing;

        (iv) M&B's Certificate of Incorporation, certified by the Secretary of State of Delaware as of a date not more than thirty (30) days prior to the Closing Date;

        (v) Copy of the Form 14F-1 as filed with the Securities and Exchange Commission.

        (vi) Certified copies of resolutions adopted by the Board of Directors of M&B authorizing the execution and delivery of this Agreement and the transactions contemplated hereby;

        (vii) Bylaws of M&B, certified as of the Closing Date by the President and Secretary of M&B;

        (viii) Such other documents, instruments or certificates as shall be reasonably requested by the Shareholders, or any of them, or their counsel.


                                   SECTION 8

                      ADDITIONAL COVENANTS OF THE PARTIES

        8.1 Expenses. M&B shall pay all of the costs and expenses (including attorneys' and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein up to $23,000.00.

        8.2 Access to Properties and Records. M&B and DTGI shall, at all reasonable times prior to Closing, make the properties, premises, books and records of M&B and DTGI available to each other and each other's authorized representatives, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities.

        8.3 Corporate Existence, Rights and Franchises. DTGI and its authorized representatives shall cause DTGI to conduct its business in the ordinary course and, to the extent not inconsistent with prudent business practice, in such a manner as to maintain its business organization intact and to retain its present employees, and to maintain its relationships with customers, suppliers and others having business relationships with it, and without the prior written consent of M&B, shall not permit DTGI's assets to become bound by or subject to any contracts or other agreements. DTGI shall respond promptly to any reasonable requests for reports or additional information by M&B.

        8.4 Confidentiality. Except for such documents, reports, information and data (including financial statements) which are of a public nature, pending the Closing (and, if this Agreement is terminated, at all times after the date hereof), M&B shall treat as confidential and, except as may be required by law or necessary or, in the opinion of counsel to DTGI or M&B, desirable, to obtain required regulatory approval of the transactions contemplated hereby or otherwise, will not use, submit or disclose to, or file with others, or permit any person, firm, corporation or entity under it control to use, submit or disclose to, or file with others, any documents, reports, information or date (including financial statements) concerning DTGI which M&B may obtain from the Shareholders or DTGI; and, except for such documents, reports and other written materials (including financial statement) which are of a public nature, if this Agreement is terminated, M&B shall return to DTGI and the Shareholders any and all documents, reports and other written materials (including financial statements) concerning DTGI as DTGI and the Shareholders may reasonably request.

        8.5 Dispute Resolution. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a "Claim"), if it is the desire of both parties for quick resolution, then the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes may be by the means of the judgment of an independent third party ("Rent-A-Judge") who has been selected and hired through the mutual agreement of the parties.

        (a) In the event of a Claim by either party, either party may make a written request upon the other party for a "Rent-A-Judge" to resolve the Claim shall be binding on the other party in accordance with the terms hereof upon written agreement to such employment by the other party.

        The parties may agree upon one "Rent-A-Judge," but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within twenty (20) days after the initial demand for employment of a "Rent-A-Judge," and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the "Rent-A-Judge(s)" or to furnish the "Rent-A-Judge(s)" with any papers or information demanded, the "Rent-A-Judge(s)" are empowered by both parties to proceed ex parte.

        (b) Claim resolution proceedings shall take place in the City or County of Los Angeles, State of California, and the hearing before the "Rent-A-Judge(s)" of the matter to be arbitrated shall be at the time and place within said city or county as is selected by the "Rent-A-Judge(s)." The "Rent-A-Judge(s)" shall select such time and place promptly after appointment and shall give written notice thereof to each party at least thirty (30) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules or evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the "Rent-A-Judge(s)." Said "Rent-A-Judge(s)" shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

        (c) If there is only one (1) "Rent-A-Judge," his or her decision shall be binding and conclusive on the parties, and if there are three (3) "Rent-A-Judges" the decision of any two (2) shall be binding and conclusive.

        (d) If three (3) "Rent-A-Judges" are selected under the foregoing procedure but two (2) of the three (3) fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three
(3) new "Rent-A-Judges" who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two (2) of the three (3) "Rent-A-Judges" selected.

        (e) The costs of such Claim resolution shall be borne by the parties equally and each party shall pay its own attorneys' fees, provided, however, that in the event either party challenges or in any way seeks to have the Rent-A-Judge's decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys' fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.


                                   SECTION 9

                                 MISCELLANEOUS

        9.1 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

        9.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

        9.3 Severability. If any provisions hereof shall be held invalid or unenforceable by an court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect or any other provision hereof.

        9.4 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assign of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by the Shareholders, or any of them, or M&B without prior written consent of the other party.

        9.5 Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

        9.6 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware.

        9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

        To the Shareholders and DTGI:

        Arthur Newberger, President
        Digital Technologies Group, Inc.
        15260 Ventura Boulevard, Suite 2250
        Sherman Oaks, CA 91403

        To the Purchaser:

        Norman Gross, President
        Miller & Benson International, Ltd.
        P.O. Box 1741
        Studio City, CA 91614

        Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

        All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 9.7 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three (3) days following deposit in the United States mail, postage prepaid.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:                                   MILLER & BENSON INTERNATIONAL, LTD.
                                          a Delaware corporation

/s/ Robert N. Weingarten                  By: /s/ Norman Gross
- -----------------------------------           ---------------------------------
Robert N. Weingarten                          Norman Gross
Secretary                                     President

ATTEST:                                   DIGITAL TECHNOLOGIES GROUP, INC.
                                          a Delaware corporation

                                          By: /s/ Arthur Newberger
- -----------------------------------           ---------------------------------
David Kekich                                  Arthur Newberger
Secretary                                     President

                                          SHAREHOLDERS:

                                          /s/ Arthur Newberger
                                          -------------------------------------
                                          Communication Services International,
                                          Inc., by Arthur Newberger, its Agent


                                          -------------------------------------
                                          Lions Holding Company, by
                                          David Kekich, its President

        TO THE SHAREHOLDERS AND DTGI:

        Arthur Newberger, President
        Digital Technologies Group, Inc.
        15260 Ventura Boulevard, Suite 2250
        Sherman Oaks, CA 91403

        TO THE PURCHASER:

        Norman Gross, President
        Miller & Benson International, Ltd.
        P.O. Box 1741
        Studio City, CA 91614

        Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

        All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 9.7 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three (3) days following deposit in the United States mail, postage prepaid.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:                                 MILLER & BENSON INTERNATIONAL, LTD.
                                        a Delaware Corporation


                                        By:
- ----------------------------------         ----------------------------------
Robert N. Weingarten                       Norman Gross
Secretary                                  President



ATTEST:                                 DIGITAL TECHNOLOGIES GROUP, INC.
                                        a Delaware Corporation


/s/ David Kokich                        By: Arthur Newberger
- ----------------------------------         ----------------------------------
David Kokich                               Arthur Newberger
Secretary                                  President


                                        SHAREHOLDERS:


                                        /s/ Arthur Newberger
                                        -------------------------------------
                                        Communications Services International,
                                          Inc., by Arthur Newberger, its Agent


                                        /s/
                                        -------------------------------------
                                        Lions Holding Company, by

                                   SCHEDULE A


NAME/ADDRESS                            SHARES
- ------------                            ------

Communications Services                 3,159,950
International, Inc.
I.D.#98-0140151
P.O. Box 17298
Encino, CA 91416

Lions Holding Company                   400,000
247 Shekomeko
Johnstown, PA 15905

Donna J. Ellison                        2,500
S.S.####-##-####
640 N. Whitnall Hwy #A
Burbank, CA 91505

Blaine H. Newberger                     2,500
S.S.####-##-####
39921 Tesoro Lane
Palmdale, CA 93551

Ellen Yee                               2,500
S.S.####-##-####
23745 Del Monte Drive #149
Valencia, CA 91355

Joseph V. Ambrozy                       1,250
S.S.####-##-####
30 Country Walk
Cherry Hill, NJ 08003

Thomas H. Ford                          29,583
S.S.####-##-####
P.O. Box 345
Brodheadsville, PA 18322

Paul King Profit Sharing Trust          55,417
I.D.#77-6077515
2055 Woodside Road - Suite 145
Redwood City, CA 94061

Stephen S. Linen                        29,167
S.S.####-##-####
345 W. Fullerton Avenue #1002
Chicago, IL 60614-2844

Charlene Oswald                         7,292
S.S.####-##-####
46 Old Tappan Road
Glen Cove, NY 11542-1211

Carl Steinfield                         88,835
S.S.####-##-####
39 Monadnock Drive
Westford, MA 01886

Thomas M. Ward                          188,958
S.S.####-##-####
8 Chimney Sweep Lane
Little Rock, AR 72212

Richard A. Yakatan                      625
S.S.####-##-####
1408 Autumn Lane
Cherry Hill, NJ 08003-3015

TOTAL SHARES:                           3,968,577

                                   SCHEDULE B


NAME/ADDRESS                            SHARES
- ------------                            ------

Communication Services                  2,160,000
International, Inc.
I.D.#98-0140151
P.O. Box 17298
Encino, CA 91416

The Arkad Group, LLC                    1,080,000
I.D.#86-0754345
247 Shekomeko
Johnstown, PA 15905

B.D. Brooke & Company                     600,000
I.D.#95-4371922
955 South Virginia -- Suite 116
Reno, NV 89502

Donna J. Ellison                           50,000
S.S.####-##-####
640 N. Whitnall Hwy #A
Burbank, CA 91505

Joan Murphy                                10,000
S.S.####-##-####
390 S. Hauser Boulevard #10L
Los Angeles, CA 90036

Blaine H. Newberger                        50,000
S.S.####-##-####
39921 Tesoro Lane
Palmdale, CA 93551

Ellen Yee                                  50,000
S.S.####-##-####
23745 Del Monte Drive #149
Valencia, CA 91355

Joseph V. Ambrozy                           1,250
S.S.####-##-####
30 Country Walk
Cherry Hill, NJ 08003

Thomas H. Ford                          29,583
S.S.####-##-####
P.O. Box 345
Brodheadsville, PA 18322

Paul King Profit Sharing Trust          55,417
I.D.#77-6077515
2055 Woodside Road - Suite 145
Redwood City, CA 94061

Stephen S. Linen                        29,167
S.S.####-##-####
345 W. Fullerton Avenue #1002
Chicago, IL 60614-2844

Charlene Oswald                         7,292
S.S.####-##-####
46 Old Tappan Road
Glen Cove, NY 11542-1211

Carl Steinfield                         88,835
S.S.####-##-####
39 Monadnock Drive
Westford, MA 01886

Thomas M. Ward                          188,958
S.S.####-##-####
8 Chimney Sweep Lane
Little Rock, AR 72212

Richard A. Yakatan                      625
S.S.####-##-####
1408 Autumn Lane
Cherry Hill, NJ 08003-3015

TOTAL SHARES:                           4,401,127

                                SCHEDULE 3.1(e)

                                   Litigation

        None.

                                SCHEDULE 3.1(g)

                           Absence of Certain Changes

        None.

                                SCHEDULE 3.2(b)

                                 Title to Stock

        None.

                                  SCHEDULE 4.6

                       Absence of Undisclosed Liabilities

        None.

                                  SCHEDULE 4.7

                                   Litigation

        None.

                                 SCHEDULE 4.11

                                Title to Assets

        None.

                                 SCHEDULE 4.13

                                   Contracts

        None.